CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-12257, No. 333-12255, No. 333-157786, No.333-86712, No. 333-52087), Form S-3MEF (No. 333-49543), Form S-3ASR (No. 333-187269, No. 333-203483, No. 333-209475) and Form S-8 (No. 333-58135, No. 333-43047, No. 333-31569, No. 333-31571, No. 333-103528, No. 333-129615, No. 333-152884, No. 333-209476) of Sinclair Broadcast Group, Inc. of our report dated February 26, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

 /s/ PricewaterhouseCoopers LLP
Baltimore, Maryland

February 26, 2016